UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As of April 28, 2011 GTSI Corp. (“GTSI”) entered into an indemnification agreement with each of its directors. The agreement provides, among other things, that GTSI will indemnify each director, to the fullest extent authorized or permitted by Section 145 of the General Corporation Law of Delaware, GTSI’s Restated Certificate of Incorporation, and GTSI’s By-laws, against any and all expenses that the director actually and reasonably incurs in connection with the investigation, defense or settlement of a claim, subject to certain limitations, and to advance such expenses as they are incurred, subject to specific conditions, in advance of the final disposition of such claim. The indemnification agreement also sets out, among other things, the process for determining entitlement to indemnification and the procedures for enforcement of the director’s indemnification rights. The rights of each director under his indemnification agreement with GTSI are in addition to any other rights such director may have under Section 145 of the General Corporation Law of Delaware, GTSI’s Restated Certificate of Incorporation, and GTSI’s By-laws.
The foregoing summary is qualified in its entirety by reference to the form of the above-discussed indemnification agreements, a copy of which is filed as Exhibit 10.1 hereto.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 28, 2011, GTSI held its annual meeting of stockholders. The election of directors was the only matter submitted to a vote of GTSI’s stockholders, as described in the proxy statement furnished to stockholders in connection with the annual meeting, which was filed with the Securities and Exchange Commission on March 30, 2011. All three of GTSI’s nominees were elected as directors by the stockholders at the meeting. The number of shares of common stock entitled to vote at the annual meeting was 9,672,680 shares, representing the number of GTSI shares outstanding as of the record date, or March 14, 2011. The number of shares of common stock present or represented by valid proxy was 7,385,723 shares. At the annual meeting, GTSI’s stockholders took the following actions:
1. Election of Directors — Stockholders elected three Class 2 directors, Lee Johnson, Thomas L. Hewitt and Sterling E. Phillips, Jr., to serve on our board of directors for a term of three years or until their successors are duly elected and qualified, subject to their earlier resignation or removal. The final voting results for each of these individuals are as set forth below:

Name	Number of Votes For	Number of Votes Withheld
Lee Johnson	3,211,395	4,174,328
Thomas L. Hewitt	3,602,311	3,783,412
Sterling E. Phillips, Jr.	6,501,360	884,363

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1   Form of Indemnification Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield
Chief Financial Officer

Date: May 3, 2011